UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

April 25, 2023

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

In its press release issued on March 9, 2023 (the "Previous Press Release") announcing the fourth quarter and fiscal year ended January 28, 2023 financial results for The Gap, Inc. (the "Company"), the Company announced it planned to take actions to further simplify and optimize its operating model and structure, including actions such as increasing spans of control and decreasing management layers to improve quality and speed of decision making, as well as creating a consistent organizational structure across all four brands focused on elevating its product and customer experience. In connection with those planned actions, on April 25, 2023, the Company's management committed the Company to a restructuring plan (the "Plan") that includes a reduction of the Company's headquarters and upper field workforce by approximately 1,800 employees.

The Company estimates that it will incur approximately $100 million to $120 million in aggregate pre-tax costs in connection with the Plan, which consists of approximately $75 million to $85 million in employee-related costs and $25 million to $35 million in consulting and other associated costs. The Company estimates that it will incur substantially all of the costs in the form of future cash expenditures.

The actions associated with the reduction of the Company's workforce under the Plan are expected to be substantially completed by the end of the first half of fiscal 2023.

Item 7.01 Regulation FD Disclosure.

As noted in the Previous Press Release, the Company continues to expect that the actions to further simplify and optimize its operating model and structure, including the reduction of its workforce under the Plan, will result in annualized pre-tax savings of approximately $300 million, of which approximately half is expected to be realized in 2023, with all such savings being exclusive of the charges noted in Item 2.05 above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding estimated costs related to the Plan, expected savings resulting from the Plan and other actions, the expected timing of actions, costs and savings related to the Plan and other actions, and the fact that the Company will incur substantially all of the costs related to the Plan in future cash expenditures. These forward-looking statements involve risks and uncertainties, and there are important factors that could cause the estimated future impact of such costs and savings and the expected timing of such actions to differ materially from the forward-looking statements, including without limitation, the risk that such costs may be greater than expected and such savings may be lower than expected; that the Plan may adversely affect the Company's ability to attract and retain qualified personnel and that the Plan may be distracting to employees and management; that the Plan may negatively impact the Company's business operations and reputation; and that the Plan may not generate the intended benefits to the extent or on the timeline as expected. Additional information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements can be found in our SEC filings, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023. These forward-looking statements are based on information as of the date hereof, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: April 27, 2023	By:	/s/ Katrina O'Connell
Katrina O'Connell
Executive Vice President and
Chief Financial Officer